UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2014

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Third Amendment to Third Amended and Restated Omnibus Agreement

In connection with the completion by Exterran Partners, L.P., a master limited partnership in which we own an equity interest (the “Partnership”), of an acquisition from MidCon Compression, L.L.C. of certain natural gas compression assets (the “2014 MidCon Acquisition”), as described in our Current Report on Form 8-K filed on March 5, 2014, on April 10, 2014, we entered into a Third Amendment to Third Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with Exterran Energy Solutions, L.P., Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”), EXLP Operating LLC and the Partnership.  The omnibus agreement governs several relationships between us and the Partnership, including:

1.              Certain agreements not to compete between us and our affiliates, on the one hand, and the Partnership and its affiliates, on the other hand;

2.              Our obligation to provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business and the Partnership’s obligation to reimburse us for the provision of such services, subject to certain limitations;

3.              The terms under which we, the Partnership and our respective affiliates may transfer compression equipment;

4.              The terms under which the Partnership may purchase newly-fabricated compression equipment from our affiliates;

5.              Our licensing of certain intellectual property to the Partnership, including our and the Partnership’s logos; and

6.              The Partnership’s obligation to indemnify us for certain liabilities, and our obligation to indemnify the Partnership for certain liabilities.

The omnibus agreement and its prior amendments are hereby incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on August 4, 2011, Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 9, 2012 and Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 2, 2013.  The description of the omnibus agreement and its prior amendments is hereby incorporated by reference to our Current Report on Form 8-K filed on June 13, 2011, our Current Report on Form 8-K filed on March 13, 2012 and our Current Report on Form 8-K filed on April 3, 2013.

Under the omnibus agreement, we provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business. We allocate the costs of such services to the Partnership; however, the omnibus agreement caps the Partnership’s obligation to reimburse us for any cost of sales that we incur in the operation of the Partnership’s business and any selling, general and administrative (“SG&A”) costs we allocate to the Partnership. The Omnibus Amendment amends the omnibus agreement to, among other things, increase the cap on SG&A costs allocable to the Partnership based on such costs we incur on the Partnership’s behalf and any such costs incurred directly by the Partnership or its subsidiaries from $15.0 million per quarter to $17.7 million per quarter. Unless extended, the cost of sales cap and the SG&A cap will terminate on December 31, 2014.

Each of the parties to the omnibus agreement, other than us, is our direct or indirect subsidiary. As a result, certain individuals, including our officers and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. Also, we hold an approximate 34.5% limited partner interest in the Partnership through our subsidiaries and an approximate 2% general partner interest and incentive distribution rights in the Partnership through our indirect ownership of GP, the general partner of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

April 15, 2014	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary